Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statement (No. 333-258535 and 333-270568) on 1933 Act Form S-8 of our report dated March 8, 2024 with respect to the consolidated financial statements of Outbrain Inc.

/s/ KPMG LLP
New York, New York
March 8, 2024